Exhibit 1.01
Mercury Systems, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2021

This conflict minerals report for the year ended December 31, 2021 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended. The U.S. Securities and Exchange Commission (“SEC”) issued Rule 13p-1 to implement the reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This report has been prepared based on Rule 13p-1 as further clarified by the SEC guidance issued on April 7, 2017 in its Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule. References in this report to “DRC” are to the Democratic Republic of the Congo and its adjoining countries (Tanzania, Zambia, Republic of Congo, Central African Republic, Angola, Uganda, Rwanda, South Sudan and Burundi). References in this report to “conflict minerals” are to cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which based on regulations from the SEC are limited to tin, tantalum, tungsten, and gold (“3TG”).
Our Products
Mercury Systems, Inc. (collectively with its subsidiaries, “we,” “us,” or “our”) is a leading technology company serving the aerospace and defense industry, positioned at the intersection of high-tech and defense. Headquartered in Andover, Massachusetts, we deliver products and solutions that enable a broad range of aerospace and defense programs, optimized for mission success in some of the most challenging and demanding environments. We envision, create, and deliver innovative technology solutions that are open, purpose-built, and uncompromised to meet our customers’ most-pressing high-tech needs, including those specific to the defense community.
As a leading manufacturer of essential components, products, modules, and subsystems, we sell to defense prime contractors, the U.S. government, and original equipment manufacturers (“OEM”) commercial aerospace companies. We have built a trusted, contemporary portfolio of proven product solutions purpose-built for aerospace and defense that we believe meets and exceeds the performance needs of our defense and commercial customers. Customers add their own applications and algorithms to our specialized, secure, and innovative products and pre-integrated solutions. This allows them to complete their full system by integrating with their platform, the sensor technology and, in some cases, the processing from us. Our products and solutions are deployed in more than 300 programs with over 25 different defense prime contractors and commercial aviation customers.

Our transformational business model accelerates the process of making new technology profoundly more accessible to our customers by bridging the gap between commercial technology and aerospace and defense applications. Our longstanding deep relationships with leading high-tech companies, coupled with our high level of research and development (“R&D”) investments and industry-leading trusted and secure design and manufacturing capabilities, are the foundational tenets of this highly successful model. We are leading the development and adaptation of commercial technology for aerospace and defense solutions. From chip-scale to system scale and from radio frequency (“RF”) to digital, we make mission-critical technologies safe, secure, affordable, and relevant for our customers.

Our capabilities, technology, and R&D investment strategy combine to differentiate Mercury in our industry. Our technologies and capabilities include secure embedded processing modules and subsystems, mission computers, secure and rugged rack-mount servers, safety-critical avionics, components, multi-function assemblies, subsystems, and custom microelectronics. We maintain our technological edge by investing in critical capabilities and intellectual property (“IP” or “building blocks”) in processing and RF, leveraging open standards and open architectures to adapt quickly those building blocks into solutions for highly data-intensive applications, including emerging needs in areas such as artificial intelligence (“AI”).

Our mission critical solutions are deployed by our customers for a variety of applications including command, control, communications, computers, intelligence, surveillance, and reconnaissance (“C4ISR”), electronic intelligence, avionics, electrooptical/ infrared (“EO/IR”), electronic warfare, weapons and missile defense, hypersonics, and radar.

During calendar year 2021, we manufactured and sold products as well as provided software and services. Manufacturing operations include manufacturing at our own facilities and by contract manufacturers using our design specifications. We provide products in the fields of radio frequency, analog-to-digital and digital to analog conversion, advanced multi- and many-core sensor processing systems, embedded security, digital storage, and digital radio frequency memory solutions, software defined communications capabilities, and advanced security technologies and capabilities. Examples of our products include: power amplifiers and limiters; switches; oscillators; filters; equalizers; digital and analog converters; chips; MMICs (monolithic microwave integrated circuits); memory and storage devices; embedded processing modules; embedded processing boards; switch fabric boards; high speed input/output boards; digital receiver boards; graphics and video processing and Ethernet and IO (input-output) boards; multi-chip modules; integrated radio frequency and microwave multi-function assemblies; tuners; transceivers; rack-mount servers; display head assemblies; and integrated subsystems that include multiple modules and/or subassemblies. Conflict minerals, as defined by the regulations of the SEC (i.e., tin, tantalum, tungsten, and gold, or 3TG), are essential to the functionality of most electronic devices and their use is extensive in the electronics industry. Examples of the use of conflict minerals in electronics include: tin solder for joining circuits; tantalum in capacitors; tungsten in metal wires, electrodes, and electrical contacts; and gold in electric plating and circuit boards.
We performed a review of our products considering the SEC’s conflict minerals regulations and the vendors supplying the components and materials incorporated into our products. Our products are digital and radio frequency/ microwave subsystems, modules, sub-assemblies, and components, incorporating multiple electronic components and connectors. Components and connectors of this type could contain conflict minerals as defined by the SEC, regardless of the country of origin of those minerals.
Our Calendar Year 2021 Reasonable Country of Origin Inquiry and Supply Chain Due Diligence
We do not engage in the extraction, transportation, handling, trading, processing, smelting, refining, or alloying of any conflict minerals and we do not acquire conflict minerals directly from any smelter or refiner, regardless of country of origin. To the extent that conflict minerals may be incorporated into our products, they are acquired through our supply chain in the form of components, connectors, solder, and other materials that we or our contract manufacturers incorporate into our finished products. We designed our conflict minerals reasonable country of origin inquiry and supply chain due diligence around our product manufacturing supply chain. We defined the scope of our conflict minerals inquiry by identifying and contacting the suppliers on our approved vendor list that provide components or other materials that may contain conflict minerals. We rely upon our suppliers to provide information on the origin of the conflict minerals contained in materials supplied to us, including sources of conflict minerals that are supplied to them from sub-tier suppliers. We expect our suppliers to provide us with sourcing information per our conflict minerals policy.

In general, we encountered the following challenges in obtaining responses from our suppliers:

•we are dependent on information received from our direct suppliers to conduct our reasonable country of origin inquiry process; and

•we have a varied supplier base with differing levels of resources and sophistication, and many of our suppliers are not themselves subject to Rule 13p-1 of the Securities Exchange Act of 1934, as amended.

Our Approved Vendor List
Our supply chain approved vendor list (“AVL”) contained 1,820 direct third-party vendors from whom we and our contract manufacturers could source materials for the manufacture of our products that may contain conflict minerals. In many cases, for a given component in one of our products, we have multiple vendors as a source for that component and each of those vendors is listed on our AVL. Our procedures for adding a vendor to our AVL include a review of the vendor’s conflict minerals status as part of the approval process.
Our Conflict Minerals Policy Statement and Supplier Outreach
We first adopted our conflict minerals policy statement in 2013 and our current policy statement is posted on our corporate website, www.mrcy.com, under the heading “Company,” then “Environmental, Social and Governance,” and then “Responsible Sourcing.” Our conflict minerals due diligence process included the development of a conflict minerals policy, establishment of a cross-functional team, engagement of a third-party vendor to conduct supply chain due diligence, communication with suppliers, gathering compliance data, and measuring and internally reporting our due diligence progress during the period. We distributed supplier notices summarizing our conflict minerals policy to the suppliers on our AVL.
Since 2013, our conflict minerals due diligence process has included ongoing communication with suppliers, gathering compliance data, and measuring and internally reporting our due diligence progress during the period. For our calendar year 2021 Reasonable Country of Origin Inquiry (“RCOI”), we engaged Source Intelligence to enhance our conflict minerals compliance program.
1,820 suppliers on our AVL were included in the RCOI performed by Source Intelligence. Prior to being asked to provide conflict minerals data, suppliers were asked a series of questions to determine whether the products they supply to us contain 3TG which is necessary to the functionality or production of our products. This information was used to determine which suppliers were in scope for regulatory purposes and thus asked to provide additional conflict minerals information.
We engaged with Source Intelligence to develop a list of suppliers determined to be in-scope for regulatory purposes based on our influence over the manufacturing process (i.e., meeting the manufacture or contract to manufacture definitions in SEC Rule 13p-1) and potential use of 3TG. Source Intelligence contacted our suppliers to collect information about the presence and sourcing of the 3TG used in the products and components supplied to us. This program utilized the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”). Suppliers were offered two options to submit the required information, either by uploading the CMRT in Excel format or by completing an online survey version of this template directly in the Source Intelligence platform.
Source Intelligence sent an email to suppliers containing a registration and survey request link for the on-line data collection platform. Following the initial introductions to the program and information request, one email reminder was sent to each non-responsive supplier requesting survey completion. In recognition that the information requested can take time to collect and aggregate, suppliers were given a final deadline of April 29, 2022 to provide information about the metal processors present in their supply chains for the calendar 2021 reporting year. Suppliers were asked to provide information regarding the sourcing of their materials with the goal of identifying the 3TG smelters or refiners and associated mine countries of origin. Suppliers who had already performed a RCOI using the CMRT were asked to upload this document into the Source Intelligence system or to provide this information in the online survey version. We chose to give our suppliers the ability to share information at a level with which they were most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified. Suppliers were requested to provide an electronic signature before submitting their data to verify that all answers submitted were accurate to the best of the supplier’s knowledge but the suppliers were not required to provide an electronic signature to submit their data. Source Intelligence evaluated the supplier responses for plausibility, consistency, and gaps. If any of the following quality control flags were raised, suppliers were automatically contacted by Source Intelligence on a bi-weekly basis up to three times:
•one or more smelters or refiners were listed for an unused metal;

•smelter or refiner information was not provided for a used metal, or such information provided was not a verified metal processor;

•the supplier answered yes to sourcing from the Democratic Republic of the Congo or adjoining countries, but none of the smelters or refiners listed are known to source from the region;

•the supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;

•the supplier indicated they have not identified all of the smelters or refiners used for the products included in the declaration scope;

•the supplier indicated they have not provided all applicable smelter or refiner information received; and

•the supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more smelters or refiners listed are not known to be exclusive recyclers.

For supply chains with smelters or refiners that are known or thought to be sourcing from the Democratic Republic of the Congo or adjoining countries, additional investigation was conducted to determine the source and chain-of-custody of the regulated metals. Source Intelligence relies on the following internationally accepted audit standards to determine which smelters or refiners are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process (“RMAP”); the London Bullion Market Association Good Delivery Program (“LBMA”); and the Responsible Jewellery Council Chain-of-Custody Certification (“RJC”). Source Intelligence is an official vendor member of the Responsible Minerals Initiative (“RMI”) to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials.
If the smelter or refiner is not certified by these internationally recognized standards, Source Intelligence attempts to contact them to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes they undertake to track the chain-of-custody on the source of their mineral ores. Relevant information reviewed includes: whether the smelter or refiner has a documented, effective, and communicated conflict-free policy; an accounting system to support a mass balance of materials processed; and traceability documentation. Source Intelligence also performs internet research to determine whether there are any outside sources of information regarding the smelter or refiners sourcing practices. Source Intelligence attempts up to three contacts to smelters or refiners to gather information on mine country of origin and sourcing practices.
Appendix A to this report contains each unique smelter-metal combination reported to be in our supply chain with additional information from the Source Intelligence smelter database, including metal, smelter name, RMI smelter identification, smelter country, and conflict-free certifications.

Appendix A
Certification Status:

1. Responsible Minerals Assurance Process: Responsible Minerals Initiative (RMI)
•RMAP: The smelter has an active certification or is in the process of renewing their certification.
•RMAP-Active: The smelter is actively moving through the certification process.
•TICMC-Progressing: Tungsten smelters that have committed to obtain a RMAP certification within 2 years of membership with the Tungsten Industry-Conflict Minerals Committee (TI-CMC).

2. Responsible Gold Certificate: London Bullion Market Association (LBMA)
•LBMA: The smelter has obtained a Responsible Gold Certification.

3. Chain of Custody Certificate: Responsible Jewelry Council (RJC)
•RJC: The smelter has obtained a Chain-of-Custody Certification.

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan	LBMA, RMAP
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria	RJC, RMAP
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan	RMAP
Gold	8853 S.p.A.	CID002763	Italy	RMAP
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico	LBMA, RMAP
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan	LBMA, RMAP
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	South Africa	RMAP
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	China
Gold	Advanced Chemical Company	CID000015	United States	RMAP
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	LBMA, RJC, RMAP
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore	LBMA, RJC, RMAP
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China	RJC, RMAP
Gold	Metalor Technologies S.A.	CID001153	Switzerland	LBMA, RJC, RMAP
Gold	Metalor USA Refining Corporation	CID001157	United States	LBMA, RJC, RMAP
Gold	Asahi Refining Canada Ltd.	CID000924	Canada	LBMA, RMAP
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan	RMAP
Gold	Geib Refining Corporation	CID002459	United States	RMAP
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany
Gold	L'Orfebre S.A.	CID002762	Andorra	RMAP
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates	RMAP
Gold	Pease & Curren	CID002872	United States
Gold	SAAMP	CID002761	France	RJC, RMAP

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany	LBMA, RJC, RMAP
Gold	Industrial Refining Company	CID002587	Belgium
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	LBMA, RMAP
Gold	Sudan Gold Refinery	CID002567	Sudan
Gold	Mitsubishi Materials Corporation	CID001188	Japan	LBMA, RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan	LBMA, RMAP
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India	LBMA, RMAP
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan	LBMA, RMAP
Gold	Morris and Watson	CID002282	New Zealand
Gold	Super Dragon Technology Co., Ltd.	CID001810	Taiwan
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil	LBMA, RMAP
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey	LBMA, RMAP
Gold	Guangdong Jinding Gold Limited	CID002312	China
Gold	T.C.A S.p.A	CID002580	Italy	LBMA, RMAP
Gold	African Gold Refinery	CID003185	Uganda
Gold	Argor-Heraeus S.A.	CID000077	Switzerland	LBMA, RMAP
Gold	Asahi Pretec Corp.	CID000082	Japan	LBMA, RMAP
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	RMAP
Gold	Bangalore Refinery	CID002863	India	RMAP
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan	RMAP
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan	LBMA, RMAP
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	India	RMAP - Active
Gold	Aurubis AG	CID000113	Germany	LBMA, RMAP
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	China
Gold	Nihon Material Co., Ltd.	CID001259	Japan	LBMA, RMAP
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines	LBMA, RMAP
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China	LBMA
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	China	LBMA, RMAP
Gold	International Precious Metal Refiners	CID002562	United Arab Emirates
Gold	QG Refining, LLC	CID003324	United States
Gold	LT Metal Ltd.	CID000689	Korea, Republic of	RMAP
Gold	Heimerle + Meule GmbH	CID000694	Germany	LBMA, RMAP
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile	RMAP

Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China	LBMA, RJC, RMAP
Gold	Boliden AB	CID000157	Sweden	LBMA, RMAP
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany	RMAP
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan	LBMA, RMAP
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	China
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan	RMAP
Gold	K.A. Rasmussen	CID003497	Norway
Gold	Torecom	CID001955	Korea, Republic of	RMAP
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany	LBMA, RJC, RMAP
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan	RMAP
Gold	OJSC Novosibirsk Refinery	CID000493	Russian Federation
Gold	Caridad	CID000180	Mexico
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russian Federation
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	LBMA, RMAP
Gold	Cendres + Metaux S.A.	CID000189	Switzerland	RMAP
Gold	Umicore Precious Metals Thailand	CID002314	Thailand	RJC, RMAP
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium	LBMA, RMAP
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China
Gold	PAMP S.A.	CID001352	Switzerland	LBMA, RMAP
Gold	United Precious Metal Refining, Inc.	CID001993	United States	RMAP
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	China
Gold	HwaSeong CJ CO., LTD.	CID000778	Korea, Republic of
Gold	Chimet S.p.A.	CID000233	Italy	LBMA, RMAP
Gold	Valcambi S.A.	CID002003	Switzerland	LBMA, RJC, RMAP
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China	LBMA, RMAP
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation
Gold	Chugai Mining	CID000264	Japan	RMAP
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia	LBMA, RMAP
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia	LBMA, RMAP
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan	LBMA, RMAP
Gold	Istanbul Gold Refinery	CID000814	Turkey	LBMA, RMAP
Gold	Italpreziosi	CID002765	Italy	RJC, RMAP
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany	RMAP
Gold	JALAN & Company	CID002893	India

Gold	Japan Mint	CID000823	Japan	LBMA, RMAP
Gold	CGR Metalloys Pvt Ltd.	CID003382	India
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	China
Gold	Dijllah Gold Refinery FZC	CID003348	United Arab Emirates
Gold	Gold Coast Refinery	CID003186	Ghana
Gold	Sovereign Metals	CID003383	India
Gold	C.I Metales Procesados Industriales SAS	CID003421	Colombia	RMAP - Active
Gold	Jiangxi Copper Co., Ltd.	CID000855	China	LBMA, RMAP
Gold	PX Precinox S.A.	CID001498	Switzerland	LBMA, RMAP
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China	LBMA
Gold	Yamakin Co., Ltd.	CID002100	Japan	RMAP
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	LBMA, RMAP
Gold	NH Recytech Company	CID003189	Korea, Republic of	RMAP
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan	RMAP
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan	RMAP
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of	RMAP
Gold	Asahi Refining USA Inc.	CID000920	United States	LBMA, RMAP
Gold	DODUCO Contacts and Refining GmbH	CID000362	Germany	RMAP
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	RMAP
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation
Gold	Kundan Care Products Ltd.	CID003463	India
Gold	JSC Uralelectromed	CID000929	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan	LBMA, RMAP
Gold	Shirpur Gold Refinery Ltd.	CID002588	India
Gold	ABC Refinery Pty Ltd.	CID002920	Australia
Gold	AU Traders and Refiners	CID002850	South Africa
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	China
Gold	Augmont Enterprises Private Limited	CID003461	India	RMAP - Active
Gold	Kazakhmys Smelting LLC	CID000956	Kazakhstan
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	India
Gold	Kazzinc	CID000957	Kazakhstan	LBMA, RMAP
Gold	Royal Canadian Mint	CID001534	Canada	LBMA, RMAP
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	India

Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	India
Gold	REMONDIS PMR B.V.	CID002582	Netherlands	RMAP
Gold	Sai Refinery	CID002853	India
Gold	Sabin Metal Corp.	CID001546	United States
Gold	Modeltech Sdn Bhd	CID002857	Malaysia
Gold	Safimet S.p.A	CID002973	Italy	RMAP
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Russian Federation
Gold	SAFINA A.S.	CID002290	Czech Republic	RMAP
Gold	Kennecott Utah Copper LLC	CID000969	United States	LBMA, RMAP
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland	RMAP
Gold	Dowa	CID000401	Japan	RMAP
Gold	Samduck Precious Metals	CID001555	Korea, Republic of	RMAP
Gold	Alexy Metals	CID003500	United States	RMAP - Active
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529	Colombia	RMAP - Active
Gold	SAMWON METALS Corp.	CID001562	Korea, Republic of
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan	RMAP
Gold	Abington Reldan Metals, LLC	CID002708	United States
Gold	Metallix Refining Inc.	CID003557	United States
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of	RMAP
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China	LBMA, RMAP
Gold	SAXONIA Edelmetalle GmbH	CID002777	Germany	RMAP - Active
Gold	Sellem Industries Ltd.	CID003540	Mauritania
Gold	MD Overseas	CID003548	India
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China	LBMA, RMAP
Gold	WEEEREFINING	CID003615	France	RMAP - Active
Gold	Value Trading	CID003617	Belgium
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan	RMAP
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain	LBMA, RMAP
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan
Gold	L'azurde Company For Jewelry	CID001032	Saudi Arabia
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates	RMAP
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of	RMAP
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China	LBMA, RMAP
Gold	Lingbao Gold Co., Ltd.	CID001056	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	China
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of	LBMA, RMAP

Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Lithuania
Gold	Marsam Metals	CID002606	Brazil	RMAP
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China	LBMA, RMAP
Gold	Fujairah Gold FZC	CID002584	United Arab Emirates
Gold	Materion	CID001113	United States	RMAP
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation	RMAP
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India	RMAP
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China	RMAP
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil	RMAP
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	RMAP
Tantalum	Global Advanced Metals Boyertown	CID002557	United States	RMAP
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	RMAP
Tantalum	NPM Silmet AS	CID001200	Estonia	RMAP
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	China	RMAP
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand	RMAP
Tantalum	TANIOBIS GmbH	CID002545	Germany	RMAP
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany	RMAP
Tantalum	H.C. Starck Inc.	CID002548	United States	RMAP
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan	RMAP
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany	RMAP
Tantalum	Telex Metals	CID001891	United States	RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	RMAP
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China	RMAP
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	RMAP
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China	RMAP
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	China	RMAP
Tantalum	D Block Metals, LLC	CID002504	United States	RMAP
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China	RMAP
Tantalum	QuantumClean	CID001508	United States	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	RMAP
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil	RMAP

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China	RMAP
Tantalum	KEMET de Mexico	CID002539	Mexico	RMAP
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	China	RMAP
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China	RMAP
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	RMAP
Tantalum	Exotech Inc.	CID000456	United States	RMAP - Active
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	RMAP
Tantalum	AMG Brasil	CID001076	Brazil	RMAP
Tantalum	FIR Metals & Resource Ltd.	CID002505	China	RMAP
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil	RMAP - Active
Tin	Soft Metais Ltda.	CID001758	Brazil	RMAP
Tin	Metallic Resources, Inc.	CID001142	United States	RMAP
Tin	Metallo Belgium N.V.	CID002773	Belgium	RMAP
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China	RMAP
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China	RMAP
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China	RMAP
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China	RMAP
Tin	Mineracao Taboca S.A.	CID001173	Brazil	RMAP
Tin	Minsur	CID001182	Peru	RMAP
Tin	Alpha	CID000292	United States	RMAP
Tin	Mitsubishi Materials Corporation	CID001191	Japan	RMAP
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China	RMAP
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China	RMAP
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam
Tin	Thaisarco	CID001898	Thailand	RMAP
Tin	PT Bangka Serumpun	CID003205	Indonesia	RMAP
Tin	Pongpipat Company Limited	CID003208	Myanmar
Tin	Tin Technology & Refining	CID003325	United States	RMAP
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	China
Tin	PT Masbro Alam Stania	CID003380	Indonesia	RMAP - Active
Tin	PT Rajawali Rimba Perkasa	CID003381	Indonesia	RMAP
Tin	Novosibirsk Processing Plant Ltd.	CID001305	Russian Federation	RMAP
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand	RMAP

Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines	RMAP
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia	RMAP
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Viet Nam	RMAP
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	China	RMAP
Tin	China Tin Group Co., Ltd.	CID001070	China	RMAP
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia	RMAP
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia	RMAP
Tin	PT Babel Inti Perkasa	CID001402	Indonesia	RMAP
Tin	PT Babel Surya Alam Lestari	CID001406	Indonesia	RMAP
Tin	PT Belitung Industri Sejahtera	CID001421	Indonesia
Tin	PT Bukit Timah	CID001428	Indonesia	RMAP
Tin	PT Cipta Persada Mulia	CID002696	Indonesia	RMAP
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil	RMAP
Tin	CRM Synergies	CID003524	Spain	RMAP
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	China
Tin	PT Mitra Stania Prima	CID001453	Indonesia	RMAP
Tin	PT Panca Mega Persada	CID001457	Indonesia
Tin	PT Timah Nusantara	CID001486	Indonesia	RMAP - Active
Tin	PT Prima Timah Utama	CID001458	Indonesia	RMAP
Tin	PT Refined Bangka Tin	CID001460	Indonesia	RMAP
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia	RMAP
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	China
Tin	CV Venus Inti Perkasa	CID002455	Indonesia	RMAP - Active
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia	RMAP
Tin	PT Sukses Inti Makmur	CID002816	Indonesia	RMAP - Active
Tin	Precious Minerals and Smelting Limited	CID003409	India
Tin	Luna Smelter, Ltd.	CID003387	Rwanda	RMAP
Tin	PT Timah Tbk Mentok	CID001482	Indonesia	RMAP
Tin	PT Timah Tbk Kundur	CID001477	Indonesia	RMAP
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia	RMAP
Tin	PT Tirus Putra Mandiri	CID002478	Indonesia
Tin	PT Tommy Utama	CID001493	Indonesia
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China	RMAP
Tin	PT Mitra Sukses Globalindo	CID003449	Indonesia	RMAP - Active
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil	RMAP

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China	RMAP
Tin	Yunnan Tin Company Limited	CID002180	China	RMAP
Tin	Rui Da Hung	CID001539	Taiwan	RMAP
Tin	Modeltech Sdn Bhd	CID002858	Malaysia
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Brazil	RMAP - Active
Tin	Dowa	CID000402	Japan	RMAP
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Brazil	RMAP
Tin	PT Menara Cipta Mulia	CID002835	Indonesia	RMAP
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam
Tin	Super Ligas	CID002756	Brazil	RMAP - Active
Tin	Metallo Spain S.L.U.	CID002774	Spain	RMAP
Tin	EM Vinto	CID000438	Bolivia	RMAP
Tin	Estanho de Rondonia S.A.	CID000448	Brazil	RMAP
Tin	Fenix Metals	CID000468	Poland	RMAP
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil	RMAP
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China	RMAP
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	RMAP
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan	RMAP
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	China	RMAP
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China	RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	RMAP
Tungsten	ACL Metais Eireli	CID002833	Brazil	RMAP
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China	RMAP
Tungsten	Moliren Ltd.	CID002845	Russian Federation	RMAP
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	China	RMAP
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States	RMAP
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China	RMAP
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	RMAP
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	RMAP
Tungsten	Niagara Refining LLC	CID002589	United States	RMAP
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Germany	RMAP
Tungsten	KGETS CO., LTD.	CID003388	Korea, Republic of	RMAP
Tungsten	Masan High-Tech Materials	CID002543	Viet Nam	RMAP

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China	RMAP
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China	RMAP
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China	RMAP
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation	RMAP
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	RMAP
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	China
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan	RMAP
Tungsten	China Molybdenum Co., Ltd.	CID002641	China	RMAP
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	China	RMAP
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria	RMAP
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	Russian Federation	RMAP
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Taiwan	RMAP
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CID003417	China	RMAP
Tungsten	NPP Tyazhmetprom LLC	CID003416	Russian Federation	RMAP - Active
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China	RMAP
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China	RMAP
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China	RMAP
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China	RMAP
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Brazil	RMAP - Active
Tungsten	Cronimet Brasil Ltda	CID003468	Brazil	RMAP
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines	RMAP
Tungsten	Kennametal Fallon	CID000966	United States	RMAP
Tungsten	Kennametal Huntsville	CID000105	United States	RMAP
Tungsten	Unecha Refractory Metals Plant	CID002724	Russian Federation	RMAP
Tungsten	Artek LLC	CID003553	Russian Federation
Tungsten	OOO “Technolom” 1	CID003614	Russian Federation	RMAP - Active
Tungsten	OOO “Technolom” 2	CID003612	Russian Federation	RMAP - Active
Tungsten	Fujian Xinlu Tungsten	CID003609	China	RMAP
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China	RMAP